UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 23, 2020
GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
The Audit Committee notified BDO USA, LLP (“BDO”) that the Company was dismissing BDO as its independent registered public accounting firm and engaging Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective on and as of July 23, 2020.  The decision to dismiss BDO and to engage DHG was approved by the Audit Committee.

The reports of BDO on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2019, and December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s audit report dated June 11, 2020, on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 contained an emphasis of matter paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2019, and December 31, 2018, and the subsequent interim periods through the date of dismissal, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods.

For the years ended December 31, 2019, and December 31, 2018, and through the subsequent interim periods, there was one “reportable event” as that term is described in Item 304(a)(1)(v) of Regulation S-K. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”), management concluded that the Company did not maintain effective control over financial reporting as of December 31, 2019, as a result of the material weaknesses described in Item 9A of the 2019 10-K, which disclosure is incorporated herein by reference. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to any inquiries from DHG concerning such material weaknesses.

The Company provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the US Securities and Exchange Commission stating whether it agrees with the statements contained herein.  A copy of BDO’s letter, dated July 24, 2020, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2019, and December 31, 2018, and through the subsequent interim periods, neither the Company, nor anyone acting on its behalf, consulted with DHG with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that DHG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matters that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
July 24, 2020